SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2009

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

____________________________________________________

  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2009, the Board of Trustees of Lexington Realty Trust (the “Trust”) adopted a first amendment (“First Amendment”) to the Trust’s Amended and Restated By-Laws effective as of November 17, 2009. The Board of Trustees has determined that it is in the best interest of the Trust to amend the voting provisions of the By-Laws to provide for majority voting in the case of uncontested elections and has adopted the First Amendment to reflect this determination. Previously, the By-Laws provided for plurality voting for the election of Trustees.

Attached as Exhibit 3.1 to this Current Report is a copy of the First Amendment. The description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.

Item 8.01 Other Events.

On November 17, 2009, the Board of Trustees of the Trust adopted Amended and Restated Corporate Governance Guidelines, which now provide that executive officers are required to maintain ownership of at least 50% of any common shares acquired by them through the Trust’s equity award plans, including, without limitation, through option awards and vesting of restricted shares, after taxes and transaction costs, until retirement or other termination of employment.

The Amended and Restated Corporate Governance Guidelines are available on the Trust’s web site. Information contained on the Trust’s web site or the web site of any other person is not incorporated by reference into this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

3.1	First Amendment to the Amended and Restated By-Laws of Lexington Realty Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: November 20, 2009	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

3.1	First Amendment to the Amended and Restated By-Laws of Lexington Realty Trust